UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2007

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Secured Debt Financing

On June 15, 2007, we entered into a Secured Note Purchase Agreement with certain accredited investors for the issuance and sale of an aggregate of $4.5 million of 11% senior secured debt in an unregistered transaction.  Prior to the transaction, certain of the investors beneficially owned in excess of 5% of our common stock.  Under this agreement, an affiliate of Whitebox Advisors, LLC (“Whitebox”) will purchase the $2.0 million note it originally had a right to purchase pursuant to an agreement dated April 20, 2007.

At closing each investor will receive a five-year warrant to purchase a number of shares of our common stock equal to 60% of the principal amount invested by such investor divided by $4.00.  The warrants will have an exercise price of $4.00 per share and will have full-ratchet anti-dilution protection for a period of 12 months.  If we are not permitted to register for resale all of the shares underlying the warrants, the excluded portion of such warrants will be exercisable on a cashless basis.

The senior secured debt will be secured by substantially all of our assets.  The debt will have a three-year term.  Interest will be paid at 11% per year.  During the first year, interest will accrue and be added to the principal balance.  At the end of the first year, we will issue a five-year warrant to each investor to purchase a number of shares equal to the quotient obtained by dividing (a) 60% of the accrued interest owed to that investor for the first year by (b) $4.00.  During the second and third years, we have the option to pay interest in cash, or have the interest accrue and be added to the principal balance, on a quarterly basis.  For each quarter in which we determine that the accrued interest should be added to principal, we will issue additional five-year warrants to purchase a number of shares equal to the quotient obtained by dividing (a) 60% of the accrued interest for the quarter by (b) $4.00.  Each of the interest accrual warrants will be exercisable at $4.00 per share, contain cashless exercise provisions, and have full-ratchet anti-dilution protection for a period of 12 months from each warrant’s respective date of issuance.

We may prepay the note in part or in full, subject to a prepayment premium of 8% in the first year, 6% in the second year and 3% in the third year.  We have also covenanted and agreed that we will not issue any additional 11% senior secured debt.

The investors will be entitled to registration rights on the common stock underlying the warrants issued at the closing. No registration rights will apply to common stock underlying the interest accrual warrants.  If the required registration statement is not declared effective on or prior to the required effectiveness date, we have agreed to pay the investors an amount as liquidated damages equal to 1% of the value of warrants with registration rights (measured at $4.00 per share) per month (pro-rated for any portion thereof) until such deficiency is remedied.

In connection with this transaction, we will be required to pay our placement agent a commission equal to 6 percent of the gross proceeds raised.  We agreed to reimburse our placement agent for certain expenses and to reimburse Whitebox for its reasonable expenses.

The foregoing description is qualified in its entirety by reference to the Secured Note Purchase Agreement and attachments thereto, which appears as Exhibit 4.1 hereto.

Amended Whitebox Agreements

In addition, on June 15, 2007, we entered into an amendment to our purchase agreement with Whitebox dated April 20, 2007, and an amendment to our warrant agreement with Whitebox dated April 20, 2007.  Such amendments were designed to (1) clarify that the closing warrant has a cashless right as to any shares the SEC does not permit us to include in the resale registration statement, (2) clarify that any reductions imposed by the SEC in the number of shares covered by the resale registration statement will be made on a pro-rata basis, (3) include a 9.99% limitation on exercise in the closing warrant and the interest accrual warrants, and (4) clarify that the interest accrual warrants will have cashless exercise provisions.

The foregoing description is qualified in its entirety by reference to the Amendment to Secured Note Purchase Agreement and the Amendment to Warrant Agreement, which appear as Exhibits 4.2 and 4.3, respectively, hereto.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Our 11% senior secured debt financing described in Items 1.01 and 3.02 of this Form 8-K created a direct financial obligation reportable under Item 2.03 of Form 8-K.  The note and payment of all principal, interest and other sums thereunder, is secured by a first priority security interest.  The security interest is in all of our right, title and interest in and to all of our assets, whether now owned or hereafter acquired, while any of the notes are outstanding.  Each of the following constitutes an event of default under the notes:

(a)           Our failure to pay the principal or interest on any of the notes when due and continuation of such failure for a period of five (5) days following written notice from any of the holders;

(b)           Our failure to perform or observe any material covenant or agreement as required by the transaction agreements and continuation of such failure for a period of ten (10) days following written notice from any of the holders;

(c)           If any of our representations and warranties made in the secured note purchase agreement are proven not to have been true and correct in any material respect as of the date of such agreement;

(d)           If we (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of ourself or of all or a substantial part of our property, (ii) are unable, or admit in writing our inability, to pay our debts generally as they mature, (iii) make a general assignment for the benefit of ourself or any of our creditors, (iv) are dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to ourself or our debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of our property by any official in an involuntary case or other proceeding commenced against ourself or (vi) take any action for the purpose of effecting any of the foregoing; or

(e)           Proceedings for the appointment of a receiver, trustee, liquidator or custodian of our company or of all or a  substantial part of our property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to our company or our debts under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

If any event of default occurs, any or all of the holders may exercise any or all of the following rights and remedies:  (a) declare such holder’s note and all accrued but unpaid interest thereon to be immediately due and payable, and (b) exercise any and all other rights and remedies available to such holder under the note, the security agreement, and otherwise available to the holder at law and in equity.

The foregoing description is qualified in its entirety by reference to the Secured Note Purchase Agreement and attachments thereto, which appears as Exhibit 4.1 hereto.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

On June 15, 2007, under the Secured Note Purchase Agreement described under Item 1.01 above, we issued and sold $4.5 million of 11% senior secured debt to certain accredited investors, and we issued five-year warrants to such investors for the purchase of an aggregate of 674,998 shares of common stock at $4.00 per share.  The warrants have the terms and conditions of the closing warrant set forth under Item 1.01 above.  We obtained net proceeds of approximately $4.2 million in cash at the closing.

We paid our placement agent cash commissions of approximately $270,000. We have agreed to reimburse our placement agent for up to $50,000 in expenses and to reimburse Whitebox for its reasonable expenses.

The shares underlying the warrants sold at the closing represented approximately 6.9% of our outstanding common stock before the issuance.  The number of shares purchasable upon exercise of such warrants, together with those purchasable under the closing warrant we issued to Whitebox on April 20, 2007, represent approximately 19.1% of our outstanding common stock before the issuance.

The net proceeds of the debt financing will be used for working capital purposes.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB, and Form 8-K, as filed with the SEC.  Except as set forth above, no discount or commission was paid in connection with the issuance of the debt securities and the warrants.

ITEM 8.01         OTHER EVENTS.

Pursuant to Rule 135c of the Rules and Regulations under the Securities Act of 1933, as amended, reference is made to the press release we issued to the public on June 15, 2007, attached hereto as Exhibit 99.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)           See “Exhibit Index”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: June 15, 2007	By:	/s/ Eapen Chacko
Eapen Chacko
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Secured Note Purchase Agreement between the Registrant and the Investors Named as Signatories Thereto, dated June 15, 2007 (including the forms of Secured Promissory Note, Closing Warrant, Interest Accrual Warrant and Security Agreement).

4.2	Amendment to Secured Note Purchase Agreement between the Registrant and Whitebox, dated June 15, 2007.

4.3	Amendment to Warrant Agreement between the Registrant and Whitebox, dated June 15, 2007.

99	Press Release regarding unregistered sale of securities, dated June 15, 2007.